Exhibit 3.105

CERTIFICATE OF INCORPORATION

OF

SCT LICENSING CORPORATION

************

FIRST: The name of the corporation is SCT Licensing Corporation.

SECOND: The address of its registered office in Delaware is Suite 200, Jefferson Plaza, 1001 Jefferson Street, Wilmington, New Castle County.

The name of its registered agent at such address is SCT Licensing Corporation.

THIRD: The purpose of the corporation is to engage in any lawful act, or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 100 shares of common stock, $.10 par value.

FIFTH: The name and address of the incorporator is Peter J. Walsh, Suite 200, Jefferson Plaza, 1001 Jefferson Street, Wilmington, DE 19801.

SIXTH: In addition to the powers conferred under the General Corporation Law, the board of directors shall have power to adopt, amend, or repeal the by-laws of the corporation.

SEVENTH: Subject to any contrary provision of the General Corporation Law, the books of the corporation may be kept at such place or places, within or without the State of Delaware,

as may be designated from time to time by the board of directors or in the by-laws of the corporation.

EIGHTH: The election of directors need not be by written, ballot unless the by-laws of the corporation shall so provide.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, do make this Certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware; and intending that this be an acknowledgement within the meaning of Section 103 of the General Corporation Law, have executed this document on June 28 1983.

/S/ Peter J. Walsh
Peter J. Walsh, Incorporator

AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

SCT LICENSING CORPORATION

The Certificate of Incorporation of SCT Licensing Corporation is amended by changing. the First and Second Clauses to read as follows:

“FIRST: The name of the corporation is SCT Resource Management Corporation.”

“SECOND: The address of its registered office in Delaware is Suite 200, Jefferson Plaza, 1001 Jefferson Street, Wilmington, New Castle County.

The name of its registered agent at such address is SCT Resource Management Corporation.”

I, THE UNDERSIGNED, being the incorporator of the above-named corporation, do make and file this Amendment to the Certificate of Incorporation pursuant to the provisions of §241 of the General Corporation Law of the State of Delaware and hereby declare and certify that the corporation has not received payment for any of its stock and that the Amendment has been duly adopted in accordance with the provisions of §241; and intending that this be an acknowledgement within the meaning of Section 103 of the General Corporation Law, have executed this document on April 25, 1984.

Peter J. Walsh, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SCT RESOURCE MANAGEMENT CORPORATION

SCT RESOURCE MANAGEMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, by unanimous written consent of the Board of Directors of SCT RESOURCE MANAGEMENT CORPORATION in lieu of a meeting, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of SCT RESOURCE MANAGEMENT CORPORATION, declaring said amendment to be advisable and calling for said amendment to be put before the stockholders of SCT RESOURCE MANAGEMENT CORPORATION pursuant to Section 228 of the General Corporation Law of the State of Delaware for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first and second Articles thereof so that, as amended, said Articles shall read as follows:

FIRST: The name of the corporation is SCT Software & Resource Management Corporation.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

SECOND: That thereafter, pursuant to Section 228 of the General Corporation Law of the State of Delaware, the aforesaid resolution was unanimously approved in writing by the stockholders of SCT RESOURCE MANAGEMENT CORPORATION.

THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SCT RESOURCE MANAGEMENT CORPORATION has caused this certificate to be signed by Michael J. Emmi, its President, and attested by Richard A. Blumenthal, Esquire, its Secretary, this 22nd day of January, 1990.

SCT RESOURCE MANAGEMENT CORPORATION

By:	/S/ Michael Emmi, President

ATTEST:

By:
Richard A. Blumenthal, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

SCT SOFTWARE & RESOURCE MANAGEMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the name of the Corporation shall be changed from SCT SOFTWARE & RESOURCE MANAGEMENT CORPORATION to SUNGARD SCT INC. by the filing, with the appropriate offices, of an amendment to the Certificate of Incorporation of SCT SOFTWARE & RESOURCE MANAGEMENT CORPORATION changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“First: The name of the corporation is: SunGard SCT Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the said SCT Software & Resource Management Corporation has caused this certificate to be signed by Michael J. Ruane, its Assistant Vice President this 20th day of February, 2004.

SCT SOFTWARE AND RESOURCE MANAGEMENT CORPORATION

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

SCT SOFTWARE & RESOURCE MANAGEMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the name of the Corporation shall be changed from SCT SOFTWARE & RESOURCE MANAGEMENT CORPORATION to SUNGARD SCT INC. by the filing, with the appropriate offices, of an amendment to the Certificate of Incorporation of SCT SOFTWARE & RESOURCE MANAGEMENT CORPORATION changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“First: The name of the corporation is: SunGard SCT Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the said SCT Software & Resource Management Corporation has caused this certificate to be signed by Michael J. Ruane, its Assistant Vice President this 20th day of February, 2004.

SCT SOFTWARE AND RESOURCE MANAGEMENT CORPORATION

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President